UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 2, 2019

Conifer Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 West Merrill Street, Suite 200 Birmingham, MI 48009
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2019, the Board of Directors of Conifer Holdings, Inc. (the "Company") appointed Andrew Petcoff and John Melstrom to the Board of Directors of the Company, effective immediately. The Board of Directors did not elect Mr. Petcoff or Mr. Melstrom pursuant to any arrangements or understandings between them and the Company or any other person. Andrew Petcoff is the Senior Vice President for Conifer Holdings, Inc. He is also the President of Sycamore Insurance Agency, a wholly owned Conifer subsidiary. There are no material transactions between Mr. Melstrom and the Company or any other person.

On May 2, 2019, the Company issued a press release announcing Mr. Petcoff's and Mr. Melstrom's appointment as a director. A copy of the press release is attached as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1       Press release dated May 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019	Conifer Holdings Inc.
	By:	/s/ BRIAN J. RONEY Brian J. Roney President

EXHIBIT INDEX

Item No.	Exhibits
99.1	Press release dated May 2, 2019